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                               FOURTH AMENDMENT TO
                    AMENDED & RESTATED PARTNERSHIP AGREEMENT

         THIS FOURTH AMENDMENT (the "Fourth Amendment"), dated as of January 1, 2004, to the Amended and Restated Partnership Agreement, dated as of March 22, 1999, as amended by the First Amendment dated as of November 15, 1999, the Second Amendment dated as of November 18, 1999 and the Third Amendment dated as of May 1, 2003 (collectively, the "Partnership Agreement"), of ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Partnership"). Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Partnership Agreement.

                                   BACKGROUND

         The Partnership is a party to a certain Agreement of Contribution dated as of January 1, 2004 (the "Contribution Agreement") pursuant to which, among other things, the Partnership has agreed to acquire the Retail Services Business of Klaff Realty, LP and Klaff Realty, Limited, in consideration for, among other things, Preferred Units in the Partnership. Pursuant to Section 3.2(B) of the Partnership Agreement, the General Partner of the Partnership has the power and authority to issue additional Partnership Interests to Persons in exchange for additional Capital Contributions.

         The General Partner, pursuant to the exercise of such authority and in accordance with Section 12(C) of the Partnership Agreement, has determined to execute this Fourth Amendment to the Partnership Agreement to evidence the issuance of additional Partnership Interests and the admission of the other signatory hereto (the "Contributor") as a Limited Partner of the Partnership.

          NOW, THEREFORE, the parties hereto, for good and sufficient consideration and intending to be legally bound, hereby amend the Partnership Agreement as follows:

         1. Annex "A" of the Partnership Agreement is hereby deemed amended and restated to reflect the admission as a Limited Partner on the date hereof of the Contributor whose authorized signature appears on the signature page hereto and which shall have 4,000 Preferred Units. Annex "B" of the Partnership Agreement is hereby deemed amended and restated to reflect the Capital Contributions made by the Contributor.

         2. The Preferred Units issued hereby shall have the rights, preferences, privileges and designations set forth in the Certificate of Designation of Series B Preferred Operating Partnership Units which is hereby incorporated into the Partnership Agreement.

         3. By execution of this Fourth Amendment to the Partnership Agreement, the Contributor agrees to be bound by each and every term of the Partnership Agreement as amended hereby from and after the date hereof.

         4. This Fourth Amendment may be executed in counterparts, each of which shall constitute an original, but all together shall constitute one and the same document.


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         5. Except as expressly set forth in this Fourth Amendment, the
Partnership Agreement is hereby ratified and confirmed in each and every respect.

         IN WITNESS WHEREOF, this Fourth Amendment to the Partnership Agreement is executed and delivered as of the date first written above.

                                   ACADIA REALTY TRUST


                                   By: _________________________________________
                                       Name:  Kenneth F. Bernstein
                                       Title: President

                                   ACADIA REALTY LIMITED PARTNERSHIP

                                   By: Acadia Realty Trust, its General Partner


                                       By:______________________________________
                                          Name:  Kenneth F. Bernstein
                                          Title: President

                                   CONTRIBUTOR:

                                   KLAFF REALTY, LP

                                   By: Klaff Realty Limited, its general partner


                                       By:______________________________________
                                          Name:  Hersch M. Klaff
                                          Title: President